Debt Strategies Fund, Inc.

File No. 811-8603

Item No. 77Q2

Compliance with Section 16(a) of the

Securities Exchange Act of 1934

During the fiscal year, late filings were made on behalf of the following Directors and/or Officers of the Registrant or Adviser to the Registrant who were subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant:

Form 4 on behalf of Mr. Richard R. West, Director to the Issuer, was filed on May 22, 2000; filing should have been made by May 10, 2000.

Form 4 on behalf of Mr. Paul Travers, Portfolio Manager to the Issuer, was filed on December 11, 2000; filing should have been made by June 10, 2000.

Form 4 on behalf of Mr. Gilles Marchand, Vice President and Portfolio Manager to the Issuer, was filed on November 17, 2000; filing should have been made by November 10, 2000.

Form 4 on behalf of Mr. Richard Kilbride, Vice President and Portfolio Manager to the Issuer, was filed on November 17, 2000; filing should have been made by November 10, 2000.

Form 4 on behalf of Mr. Michael G. Clark, Senior Vice President to the Investment Adviser, was filed on July 6, 2000; filing should have been made by March 10, 2000.

Form 4 on behalf of Mr. Kevin A. Ryan, Director to the Issuer, was filed on July 6, 2000; filing should have been made by June 10, 2000.